MSCM LLP
Accountants & Advisors for a Complex World®

May 14, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC
USA 20549

Commissioners:

We have read the statements made by Emgold Mining Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F(a)(1)(v) of Form 20-F, as part of the Form 20-F of Emgold Mining Corporation dated May 14, 2013. We agree with the statements concerning our Firm in such Form 20-F.

Yours very truly,

(signed) MSCM LLP

Chartered Accountants

701 Evans Avenue, 8th Floor, Toronto ON M9C 1A3, Canada T (416) 626-6000 F (416) 626-8650 MSCM.CA